Exhibit 4.1

PROMISSORY NOTE

$500,000	Dallas, Texas	May 6, 2015

FOR VALUE RECEIVED, the undersigned (“Maker”) hereby unconditionally promises to pay to the order of GOLDEN POST RAIL, LLC, a Texas limited liability company (“Payee”), at ______________________________, or such other address given to Maker by Payee, the principal sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), or so much thereof as may be advanced hereunder, in lawful money of the United States of America, together with interest (calculated on the basis of a 360-day year) on the unpaid principal balance from day-to-day remaining, computed from the date of advance at the rate per annum which shall from day-to-day be equal to the lesser of (a) the Maximum Rate, or (b) eight percent (8%).

1.           Definitions. When used in this Note, the following terms shall have the respective meanings specified herein or in the Section referred to:

“Business Day” means a day upon which business is transacted by national banks in Dallas, Texas.

“Collateral Documents” means the Pledge Agreement, the Control Agreements and any other document or agreement executed in connection herewith that secures payment of this Note.

“Control Agreements” means any tri-party agreements entered into among Pledgor, Payee and certain third party brokers relating to the accounts holding certain of the Collateral.

“Event of Default” has the meaning ascribed to it in Section 8 hereof.

“Loan Documents” means this Note, the Collateral Documents, such other documents and agreements at any time executed or delivered pursuant to the terms of this Note, and any modifications, amendments, renewals, extensions, or restatements thereof.

“Maximum Rate” means, with respect to the holder hereof, the highest non-usurious rate of interest, if any, permitted by applicable law on such day.

“Obligation” means all indebtedness, liabilities, and obligations, of every kind and character, of Maker, now or hereafter existing in favor of Payee, including, but not limited to, all indebtedness, liabilities, and obligations arising under this Note and the other Loan Documents.

“Pledge Agreement” means that certain Pledge Agreement, dated of even date herewith, executed by Pledgor for the benefit of Payee, as renewed, extended, amended or restated from time to time.

“Pledgor” means K.W (“K.D.”) Diepholz.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company, Pledgor and Payee.

“Voting Agreement” means that certain Voting Agreement, dated as of the date hereof, in form and substance satisfactory to Payee in its sole discretion, executed by certain stockholders of Maker.

2.           Payments.

(a) The unpaid principal of and interest on this Note shall be due and payable in full on August 4, 2015 (the “Maturity Date”).

(b) All payments of principal and interest of this Note shall be made by Maker to Payee in federal or other immediately available funds, and payments shall be applied first to accrued unpaid interest and then to principal.

(c) Should the principal of, or any installment of the principal of or interest upon, this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension.

(d) All past due principal of and, to the extent permitted by applicable law, interest on this Note shall bear interest at the rate per annum which shall from day to day be equal to the lesser of (i) the Maximum Rate, or (ii) ten percent (10%).

(e) No principal amount repaid hereunder may be reborrowed.

3.           Voluntary Prepayment. Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayment shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment.

4.           Conditions Precedent to the Effectiveness of this Note. The obligation of Payee to make the loan under this Note is subject to the condition precedent that Payee shall have received on or before the date of such loan all of the following, in form and substance satisfactory to Payee:

(a) this Note executed by Maker;

(b) the Pledge Agreement executed by Pledgor;

(c) execution and delivery of (i) the Voting Agreement by or on behalf of the Company and stockholders of the Company holding at least 30.73% of the outstanding shares of the Company entitled to vote to approve an amendment to the Company’s certificate of incorporation and (ii) the Securities Purchase Agreement by the Company;

(d) a certificate or other instrument evidencing Pledgor’s ownership interest in Maker, together with control letters, stock powers and other instruments of transfer or assignment duly executed in blank;

(e) copies of the organizational documents for Maker, including the bylaws, articles, and resolutions authorizing Maker to execute this Note and enter into the transactions contemplated hereunder; and

(f) such other documents as Payee may reasonably request.

5.          Funding. Upon satisfaction of the conditions precedent set forth in Section 4 above, Payee shall fund the proceeds of the loan made hereunder to the following account, or such other account(s) designated by Maker:

Bank of America

Name on Account:

DynaResource, Inc.

Acct No. 001295870613

ABA No. 0260-0959-3

6.           Security. This Note is secured by a lien on certain assets of Pledgor as more particularly described in the Pledge Agreement.

7.           Waivers. Maker and each surety, endorser and other party ever liable for payment of any sums of money payable upon this Note jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

No waiver by Payee of any of Payee’s rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

8.           Default and Remedies.

(a) An “Event of Default” shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or interest on, this Note or the Obligations; (ii) any representation or warranty made by Maker or Pledgor to Payee herein or in any of the Loan Documents shall prove to be untrue or inaccurate in any material respect; (iii) default shall occur in the performance of any of the covenants or agreements of Maker or Pledgor contained herein or default shall occur under any of the Loan Documents; (iv) default shall occur in the payment of any material indebtedness of Maker, or any such indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or otherwise or shall become due by its terms and shall not be promptly paid or extended; (v) any of the Loan Documents shall cease to be legal, valid, binding agreements enforceable against any party executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby; (vi) Maker or Pledgor shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (vii) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or Pledgor or appointing a receiver, trustee, intervenor or liquidator of Maker or Pledgor, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; (viii) any final judgment(s) for the payment of money shall be rendered against Maker or Pledgor and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgments; (ix) Payee’s liens, mortgages, or security interests in any of the collateral for this Note should become unenforceable; or (x) Payee shall cease to have a first priority perfected security interest in the “Collateral” under, and as defined in, the Pledge Agreement.

(b) Upon the occurrence of any Event of Default hereunder or under any other Loan Document, then in any such event the holder hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued interest of the Obligation to be immediately due and payable without presentment or notice of any kind which Maker waives pursuant to Section 7 herein, (ii) reduce any claim to judgment, and/or (iii) pursue and enforce any of Payee’s rights and remedies available pursuant to any applicable law or agreement including, without limitation, foreclosing all liens and security interests securing payment thereof or any part thereof; provided, however, in the case of any Event of Default specified in (vi) or (vii) of Section 8(a) above with respect to Maker or Pledgor, without any notice to Maker or Pledgor or any other act by Payee, the principal of and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.

(c) Following any Event of Default, all payments and proceeds shall be applied in such order as Payee may determine in Payee’s absolute and sole discretion.

9.           Usury Laws. Regardless of any provisions contained in this Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on the Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

10.           Costs. The loan evidenced by this Note shall be closed without expense to Payee, it being understood and agreed that all expenses necessary and usual to a transaction of this kind shall be paid by Maker, such expenses to include but not to be limited to: (a) recording fees and (b) reasonable attorneys’ fees arising in connection with the negotiation and preparation of this Note and all documents to be executed in connection with this Note. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees, including all costs of appeal.

11.           Notices. Any notice that may be given by either Maker or Payee shall be in writing and shall be deemed given upon the earlier of the time of receipt thereof by the person entitled to receive such notice, or if mailed by registered or certified mail or with a recognized overnight mail courier upon two (2) days after deposit with the United States Post Office or one (1) day after deposit with such overnight mail courier, if postage is prepaid and mailing is addressed to Maker or Payee, as the case may be, at the following addresses, or to a different address previously given in a written notice to the other party:

To Maker:

DynaResource, Inc.

222 W. Las Colinas Blvd.

Suite 744 East Tower

Irving, TX 75039

Attn: K.W (“K.D.”) Diepholz

To Payee:

GOLDEN POST RAIL, LLC

_____________

_____________

_____________

12.           Binding Effect. This Note shall be binding upon and inure to the benefit of Maker and Payee and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Maker hereunder can be assigned without prior written consent of Payee. Any attempted assignment in violation of this Section 12 shall be null and void.

13.           Amendment. This Note may be amended or modified only by written instrument duly executed by both the Maker and the Payee.

14.           GOVERNING LAW. THIS INSTRUMENT AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

15.           JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THIS NOTE OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF PAYEE IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

16.           ENTIRETY. THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

[Remainder of page intentionally blank. Signature page follows.]

MAKER

DYNARESOURCE, INC.,
a Delaware corporation

By: ___________________________________
Name: K.W. (“K.D.”) Diepholz
Title: Chairman & CEO